Exhibit 20.5
Page 1 of 3

                    Navistar Financial 1998 - A Owner Trust
                         For the Month of August 2000
                    Distribution Date of September 15, 2000
                            Servicer Certificate #28

Original Pool Amount                                   $500,864,370.04

Beginning Pool Balance                                 $175,221,766.25
Beginning Pool Factor                                        0.3498388

Principal and Interest Collections:
     Principal Collected                                 $9,022,186.39
     Interest Collected                                  $1,307,665.69

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                     $452,817.34
Total Additional Deposits                                  $452,817.34

Repos / Chargeoffs                                       $1,013,438.89
Aggregate Number of Notes Charged Off                              149

Total Available Funds                                   $10,629,851.80

Ending Pool Balance                                    $165,338,958.59
Ending Pool Factor                                           0.3301072

Servicing Fee                                              $146,018.14

Repayment of Servicer Advances                             $152,817.62

Reserve Account:
     Beginning Balance  (see Memo Item)                 $10,071,843.83
     Target Percentage                                           5.25%
     Target Balance                                      $8,680,295.33
     Minimum Balance                                    $10,017,287.40
     (Release) / Deposit                                   ($54,556.43)
     Ending Balance                                     $10,017,287.40

Current Weighted Average APR:                                   9.109%
Current Weighted Average Remaining Term (months):                27.16

Delinquencies                                            Dollars        Notes
     Installments:               1 - 30 days          $1,341,233.18     1,270
                                 31 - 60 days           $402,047.78       339
                                 60+  days              $197,322.96        99

     Total:                                           $1,940,603.92     1,291

     Balances:                   60+  days            $2,381,366.91        99

Memo Item - Reserve Account
     Prior Month                                     $10,285,984.72
+    Invest. Income                                      $52,998.57
+    Excess Serv.                                             $0.00
+    Transfer (to) / from Collections Account          ($267,139.46)
     Beginning Balance                               $10,071,843.83

Exhibit 20.5
Page 2 of 3

Navistar Financial 1998 - A Owner Trust
For the Month of August 2000

                                                                          NOTES
                                                       TOTAL            CLASS A            CLASS B
                                             $500,864,370.04    $483,334,000.00     $17,530,370.04
Original Pool Amount
Distributions:
     Distribution Percentages                                            96.50%              3.50%
     Coupon                                                               5.94%              6.10%

Beginning Pool Balance                       $175,221,766.25
Ending Pool Balance                          $165,338,958.59

Collected Principal                            $8,869,368.77
Collected Interest                             $1,307,665.69
Charge - Offs                                  $1,013,438.89
Liquidation Proceeds / Recoveries                $452,817.34
Servicing                                        $146,018.14
Cash Transfer from Reserve Account               $267,139.46
Total Collections Avail for Debt Service      $10,750,973.12

Beginning Balance                            $175,221,766.25    $169,088,887.34      $6,132,878.91

Interest Due                                     $868,165.46        $836,989.99         $31,175.47
Interest Paid                                    $868,165.46        $836,989.99         $31,175.47
Principal Due                                  $9,882,807.66      $9,536,909.39        $345,898.27
Principal Paid                                 $9,882,807.66      $9,536,909.39        $345,898.27

Ending Balance                               $165,338,958.59    $159,551,977.95      $5,786,980.64
Note / Certificate Pool Factor                                           0.3301             0.3301
   (Ending Balance / Original Pool Amount)
Total Distributions                           $10,750,973.12     $10,373,899.38        $377,073.74

Interest Shortfall                                     $0.00              $0.00              $0.00
Principal Shortfall                                    $0.00              $0.00              $0.00
     Total Shortfall                                   $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                                       $0.00
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                $10,071,843.83
(Release) / Draw                                 ($54,556.43)
Ending Reserve Acct Balance                   $10,017,287.40

Exhibit 20.5
Page 3 of 3

Navistar Financial 1998 - A Owner Trust
For the Month of August 2000


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                        5                   4                    3                   2                   1
                                     Apr-00              May-00               Jun-00              Jul-00              Aug-00
Beginning Pool Balance          $209,867,658.70     $201,070,093.91      $191,640,559.16     $182,685,275.88     $175,221,766.25

A   Loss Trigger:
    Principal of Contracts
      Charged Off                   $209,289.64         $424,119.16          $591,292.42         $471,941.02       $1,013,438.89
    Recoveries                      $439,983.34         $327,472.56          $341,777.17         $434,375.75         $452,817.34

Total Charged Off (Months 5, 4, 3)                    $1,224,701.22
Total Recoveries (Months 3, 2, 1)                     $1,228,970.26
Net Loss / (Recoveries) for 3 Mos                        ($4,269.04)(a)

Total Balance (Months 5, 4, 3)                      $602,578,311.77 (b)

Loss Ratio Annualized  [(a/b) * (12)]                     -0.00850%

Trigger:  Is Ratio > 1.5%                                        No
                                                                              Jun-00              Jul-00              Aug-00

B)   Delinquency Trigger:                                                  $3,368,419.01       $4,078,432.87       $2,381,366.91
     Balance delinquency 60+ days                                               1.75768%            2.23249%            1.35906%
     As % of Beginning Pool Balance                                             1.91806%            1.97529%            1.78308%
     Three Month Average

Trigger:  Is Average > 2.0%                                      No

C)   Noteholders Percent Trigger:                          2.00000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                      No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer